SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549



                                 FORM 8-K



                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities exchange Act of 1934



                     Date of Report:  March 15, 1999



                            LG&E ENERGY CORP.
          (Exact name of registrant as specified in its charter)

              Kentucky           1-10568          61 - 1174555
          (State or other      (Commission      (I.R.S. Employer
          jurisdiction of      File Number)   Identification No.)
           incorporation)



                           220 West Main Street
                              P.O. Box 32030
                           Louisville, KY 40232
                 (Address of principal executive offices)



                              (502) 627-2000
                     (Registrant's telephone number)

Item 5.  Other Events.

On March 15, 1999, LG&E-Westmoreland Rensselaer, a California general partnership in which LG&E Energy Corp. ("LG&E Energy") owns a 50% interest, completed the sale of substantially all the assets and major contracts of its 79 MW gas-fired cogeneration facility in Rensselaer, New York to Fulton Cogeneration Associates, L.P., an affiliate of The Coastal Corporation.

With respect to its 50% interest, LG&E Energy announced net proceeds from the sale of approximately $34 million and anticipates that the transaction will provide a pre-tax contribution to earnings of approximately $14.5 million.

Two news releases of LG&E Energy describing the above matter are filed with this report as Exhibits 99.01 and 99.02, and are incorporated herein by reference.

Item 7(c).  Exhibits Filed.

Exhibit
Number              Description

99.01               News Release dated as of March 17, 1999.
99.02               News Release dated as of March 16, 1999.


                                SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant


/s/ John R. McCall
John R. McCall
Executive Vice President, General
Counsel and Corporate Secretary


Date:  March 19, 1999


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

                               EXHIBIT INDEX

                             LG&E ENERGY CORP.

                        Current Report on Form 8-K
                           Dated March 15, 1999

                                 Exhibits


Exhibit No.         Description

99.01               News Release dated as of March 17, 1999.
99.02               News Release dated as of March 16, 1999.



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